UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2006
SWIFT TRANSPORTATION CO., INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-18605	86-0666860

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043

(Address of Principal Executive Offices)	(Zip Code)
(602) 269-9700
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
SIGNATURES

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On December 11, 2006, as part of the Company’s annual review process, the Compensation Committee and the Executive Committee of the Board of Directors (together, the “Board”) approved the following adjustments in base salaries effective immediately for the Company’s named executive officers:

Executive Officer	Base Salary
Robert W. Cunningham, Chief Executive Officer and President	$872,000
Glynis A. Bryan, Executive Vice President and Chief Financial Officer	$354,250
Samuel C. Cowley, Executive Vice President and General Counsel	$354,250
Mark A. Martin, Executive Vice President	$276,600
Richard Stocking, Executive Vice President	$218,000

Also, on December 11, 2006, the Board approved bonus awards payable to named executive officers pursuant to the Company’s 2006 Long Term Incentive Compensation Plan, which was approved by the Board in early 2006. The bonuses were calculated based on the Company’s estimated financial performance for 2006, compared to the targets established by the Plan. Bonus amounts paid pursuant to the 2006 Plan will be trued-up to the extent necessary after the Company reports final financial results for the year in early 2007. Bonus amounts payable, pursuant to the 2006 Plan, to the Company’s named executive officers are as follows:

Executive Officer	Incentive Bonus Under 2006 Plan
Robert W. Cunningham, Chief Executive Officer and President	$400,000
Glynis A. Bryan, Executive Vice President and Chief Financial Officer	$354,250
Samuel C. Cowley, Executive Vice President and General Counsel	$354,250
Mark A. Martin, Executive Vice President	$327,000
Richard Stocking, Executive Vice President	$327,000

In addition to the bonuses payable pursuant to the 2006 Plan, the Board approved special bonuses for Mr. Cunningham, Ms. Bryan and Mr. Cowley in the amounts of $200,000, $100,000 and $100,000, respectively, for increased workload over the course of the year due to strategic matters outside of their normal duties.
The Board was assisted in these compensation decisions by its outside compensation consultant.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 13, 2006.

SWIFT TRANSPORTATION CO., INC.
/s/ Glynis Bryan
By:	Glynis Bryan
Chief Financial Officer